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                                                                  Exhibit (j)(2)


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated October 29, 2004 relating to the financial statements and financial highlights of Boston Partners Large Cap Value Fund, Boston Partners Mid Cap Value Fund, Boston Partners Small Cap Value Fund II, Boston Partners Long/Short Equity Fund, Boston Partners All-Cap Value Fund, n/i numeric investors Emerging Growth Fund, n/i numeric investors Growth Fund, n/i numeric investors Mid Cap Fund, Bogle Investment Management Small Cap Growth Fund, Schneider Small Cap Value Fund, Schneider Value Fund and Baker 500 Growth Fund which appear in the August 31, 2004 Annual Reports to Shareholders of the aforementioned portfolios of The RBB Fund, Inc., which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Independent Registered Public Accounting Firms", and "Financial Statements" in such Registration Statement.


/s/PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
December 29, 2004